Exhibit 5.1

March 12, 2009

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

State Street Capital Trust V

c/o State Street Bank and Trust

    Company, N.A.

Two World Financial Center

225 Liberty Street

New York, New York 10281

State Street Capital Trust VI

c/o State Street Bank and Trust

    Company, N.A.

Two World Financial Center

225 Liberty Street

New York, New York 10281

Re:	Registration Statement on Form S-3 of State Street Corporation, State Street Capital Trust V and State Street Capital Trust VI

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), filed by State Street Corporation, a Massachusetts corporation (the “Company”) and each of State Street Capital Trust V and State Street Capital Trust VI, each a Delaware statutory trust (each, a “Trust” and collectively, the “Trusts”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities (the “Securities”) of the Company:

(i) senior debt securities (the “Senior Debt Securities”);

(ii) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(iii) preferred stock, no par value (the “Preferred Stock”);

(iv) depositary shares of the Company representing a fractional interest in a share of Preferred Stock (“Depositary Shares”);

(v) common stock, $1.00 par value per share (the “Common Stock”);

(vi) contracts obligating the Company or a holder to purchase Common Stock, Preferred Stock or Depositary Shares at a future date or dates (“Stock Purchase Contracts”);

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March 12, 2009

(vii) stock purchase units, consisting of one or more Stock Purchase Contracts and beneficial interests in Debt Securities, Capital Securities (as defined below) or debt obligations of third parties, including U.S. treasury securities, or any other securities (“Stock Purchase Units”);

(viii) warrants to purchase Debt Securities, Common Stock, Preferred Stock, or Depositary Shares, or any combination thereof (the “Warrants”); and

(ix) unconditional and irrevocable guarantees (the “Guarantees” and each a “Guarantee”) of certain payments and obligations of each of the Trusts, with respect to preferred securities representing beneficial ownership interests in such Trusts (the “Capital Securities”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company in connection with the filing of the Registration Statement. The Senior Debt Securities may be issued under the Indenture dated as of March 11, 2009 (the “Senior Indenture”), between the Company and U.S. Bank National Association (the “Senior Debt Trustee”). The Subordinated Debt Securities may be issued under the Subordinated Indenture dated as of March 11, 2009 (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and Wells Fargo Bank, National Association (the “Subordinated Debt Trustee”). The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in Articles of Amendment (“Articles of Amendment”) with respect thereto. Warrants may be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. The shares of Preferred Stock represented by Depositary Shares will be deposited pursuant to a Depositary Agreement (the “Depositary Agreement”) between the Company and a bank or trust company as depositary, and the preferences, limitations and relative rights of such shares of Preferred Stock will be set forth in Articles of Amendment with respect thereto. The Stock Purchase Contracts may be issued pursuant to a Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement”) between the Company and a bank or trust company as stock purchase contract agent. The Stock Purchase Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Guarantees may be issued pursuant to a Guarantee Agreement (the “Guarantee Agreement”) between the Company and a bank or trust company.

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, the Senior Indenture and the Subordinated Indenture. We have also examined and relied upon records of meetings of the Board of Directors of the Company, the Articles of Organization and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

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March 12, 2009

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and we have assumed (i) that one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby, (ii) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iii) due authentication of the Senior Debt Securities by the Senior Debt Trustee, (iv) due authentication of the Subordinated Debt Securities by the Subordinated Debt Trustee, (v) that the Warrant Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, (vi) that the Unit Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, (vii) that the Depositary Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, (viii) that the Stock Purchase Contract Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, (ix) that the Guarantee Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company; (x) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized, executed and delivered by the Company and the other parties thereto, (xi) that any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and (xii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Articles of Organization and By-Laws and not otherwise reserved for issuance.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or, to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know, any other third party is required for the

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March 12, 2009

due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the state laws of the State of New York and the federal laws of the United States of America. We also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Board of Directors of the Company, Committees of the Board of Directors of the Company, or records of actions of the Chairman of the Board pursuant to delegated authority from the Board of Directors of the Company (the “Authorizing Votes”), (ii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (iv) the Company has received the consideration provided for in the Authorizing Votes, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

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March 12, 2009

2. With respect to shares of any series of the Preferred Stock, when (i) the Authorizing Votes have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including votes establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of Articles of Amendment with respect to the series with the Secretary of State of the Commonwealth of Massachusetts, (ii) the terms of the issue and sale of the series of Preferred Stock have been duly established in conformity with the Company’s Articles of Organization and By-laws, each as restated and/or amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the shares of the series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (iv) the Company has received the consideration provided for in the Authorizing Votes and such consideration is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Depositary Shares, when (i) the Authorizing Votes have specifically authorized the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of Articles of Amendment relating to the Preferred Stock underlying the Depositary Shares and the filing of Articles of Amendment with the Secretary of State of the Commonwealth of Massachusetts, (ii) the Depositary Agreement relating to the Depositary Shares has been duly authorized, executed, and delivered and the depositary appointed by the Company, (iii) the terms of the issue and sale of the Depositary Shares have been duly established in conformity with the Company’s Articles of Organization and By-laws, each as restated and/or amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (v) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) and (vi) the Company has received the consideration provided for in the Authorizing Votes, the Depositary Shares will be legally issued.

4. With respect to the Common Stock, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the terms of the issue and sale of the Common Stock have been duly established in conformity with the Company’s Articles of Organization and By-laws, each as restated and/or amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or

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March 12, 2009

governmental body having jurisdiction over the Company, (iii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (iv) the Company has received the consideration provided for in the Authorizing Votes and such consideration is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

5. With respect to the Stock Purchase Contracts, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Stock Purchase Contract Agreement has been duly authorized, executed, and delivered, (iii) the terms of the Stock Purchase Contracts and of their issue and sale have been duly established in conformity with the Stock Purchase Contract Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iv) the Stock Purchase Contracts have been duly executed and delivered in accordance with the Stock Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (v) the Company has received the consideration provided for in the Authorizing Votes, such Stock Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

6. With respect to the Stock Purchase Units, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Unit Agreement has been duly authorized, executed, and delivered, (iii) the terms of the Stock Purchase Units and of their issue and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iv) the Stock Purchase Units have been duly executed and delivered in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (v) the Company has received the consideration provided for in the Authorizing Votes, such Stock Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

7. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iii) the terms of the Warrants and of their issue and sale have been duly established in conformity with the Warrant Agreement relating to the Warrants and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iv) the

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March 12, 2009

Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to the Warrants and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (v) the Company has received the consideration provided for in the Authorizing Votes, such Warrants will constitute valid and binding obligations of the Company.

8. With respect to the Guarantees, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Guarantee Agreement relating to the Guarantees has been duly authorized, executed and delivered, (iii) the terms of the Guarantees and of their issue and sale have been duly established in conformity with the Guarantee Agreement relating to the Guarantees and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iv) the Guarantees have been duly executed and delivered in accordance with the Guarantee Agreement relating to the Guarantees and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (v) the Company has received the consideration provided for in the Authorizing Votes, such Guarantees will constitute valid and binding obligations of the Company.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Mark G. Borden
Mark G. Borden, a Partner